               [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]

                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
Loewen Group International, Inc. and
The Loewen Group Inc.

  We consent to the incorporation by reference in the registration statement on Form S-4 of Loewen Group International, Inc. (Registration No. 333-03135) and The Loewen Group Inc. (Reg. No. 333-03135-01) of our report, dated February 27, 1995 and April 23, 1996 as to Note 8, with respect to the financial statements of Cemetery Gardens, Inc., as of December 31, 1994, and for the year then ended included in the Current Report on Form 8-K of The Loewen Group, Inc., dated May 1, 1996.


/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.As., P.C.
New York, New York
August 23, 1996

               [LETTERHEAD OF HIRSCH, OELBAUM, BRAM & HANOVER]


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
Loewen Group International, Inc. and
The Loewen Group Inc.

  We consent to the incorporation by reference in the registration statement on Form S-4 of Loewen Group International, Inc. (Registration No. 333-03135) and The Loewen Group Inc. (Reg. No. 333-03135-01) of our report, dated May 15, 1995 and, with respect to the financial statements of Beverly Hills Cemetery Corporation, Inc., as of December 31, 1994, and for the year then ended included in the Current Report on Form 8-K of The Loewen Group, Inc., dated May 1, 1996.


/s/ Hirsch, Oelbaum, Bram & Hanover, C.P.As., P.C.
New York, New York
August 23, 1996